Exhibit 99.1

Contacts: Jay Brown, CFO
Fiona McKone, VP - Finance
FOR IMMEDIATE RELEASE	Crown Castle International Corp.
713-570-3050

CROWN CASTLE INTERNATIONAL
REPORTS SECOND QUARTER 2012 RESULTS;
RAISES 2012 OUTLOOK

July 25, 2012 - HOUSTON, TEXAS - Crown Castle International Corp. (NYSE:CCI) today reported results for the quarter ended June 30, 2012.
"We had an excellent second quarter, exceeding the high-end of our Outlook for site rental revenue, site rental gross margin, Adjusted EBITDA and AFFO," stated Ben Moreland, Crown Castle's President and Chief Executive Officer. "Our second quarter results reflect the continued high level of network upgrade activity by US wireless carriers, higher than expected contribution from the assets acquired through our NextG Networks ("NextG") acquisition and from Wireless Capital Partners ("WCP"), and better than expected performance from network services. Further, we are making great progress integrating both NextG and the ground lease related assets acquired from WCP earlier this year. In addition, with the execution of the new agreement with T-Mobile noted in today's earnings release, we are busy assisting all four of the largest US wireless carriers in upgrading their networks to 4G, which is driving the vast majority of our revenue growth."

CONSOLIDATED FINANCIAL RESULTS
Total revenue for the second quarter of 2012 increased 17% to $586 million from $500 million for the same period in 2011. Site rental revenue for the second quarter of 2012 increased $60 million, or 13%, to $518 million from $457 million for the same period in the prior year. Site rental gross margin, defined as site rental revenue less site rental cost of operations, increased $50 million, or 15%, to $386 million in the second quarter of 2012 from $336 million in the same period in 2011. Adjusted EBITDA for the second quarter of 2012 increased $59 million, or 18%, to $379 million from $320 million in the same period in 2011.
Funds from operations ("FFO") increased 16% to $195 million in the second quarter of 2012 compared to $169 million in the second quarter of 2011. FFO per share increased 14% to $0.67 in the second quarter of 2012 compared to $0.59 in the second quarter of 2011. Adjusted Funds from Operations ("AFFO")

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increased 19% to $215 million in the second quarter of 2012 compared to $180 million in the second quarter of 2011. AFFO per share increased 17% to $0.74 in the second quarter of 2012 compared to $0.63 in the second quarter of 2011.
Net income attributable to CCIC stockholders for the second quarter of 2012 increased $85 million to $116 million, inclusive of a benefit for income taxes of $68 million resulting predominantly from the reversal of deferred income tax valuation allowances, compared to $31 million for the same period in 2011. Net income attributable to CCIC stockholders per common share increased to $0.40 for the second quarter of 2012, compared to $0.09 per common share in the second quarter of 2011.

FINANCING AND INVESTING ACTIVITIES
During the second quarter of 2012, Crown Castle invested approximately $95 million in capital expenditures, comprised of $29 million of land purchases, $7 million of sustaining capital expenditures and $58 million of revenue generating capital expenditures, the latter consisting of $30 million on existing sites and $28 million on the construction of new sites, primarily distributed antenna system ("DAS") nodes.
Additionally, during the second quarter of 2012, Crown Castle used $51 million of cash, inclusive of related make-whole costs, to purchase $32 million of the 9% Senior Notes and $15 million of the 7.75% Senior Secured Notes.

AGREEMENT WITH T-MOBILE USA
During July 2012, Crown Castle reached an agreement with T-Mobile USA ("T-Mobile") to extend the remaining term on all 7,300 existing leases to 10 years, and granted T-Mobile rights to upgrade certain towers with radio equipment in connection with its network modernization plan. The terms of the agreement will result in Crown Castle recognizing an increase in site rental revenue beginning in the third quarter of 2012.  While the increase to site rental revenues from the T-Mobile lease amendment will be predominantly non-cash initially, the terms of the agreement will result in annual cash escalations such that cash received will equal revenues recognized in approximately 50 months. Crown Castle expects this agreement to contribute approximately $20 million, $20 million and $1 million in site rental revenue, Adjusted EBITDA and AFFO, respectively, to its second half 2012 results.
"I am very pleased with the strong performance of our business during the second quarter as we grew year-over-year AFFO per share by 17%," stated Jay Brown, Crown Castle's Chief Financial Officer. "In addition, during the second quarter, we made significant strides integrating our two recent acquisitions.  Based on the first few months of operations, we believe these acquisitions will deliver higher than previously expected contributions to site rental revenue, Adjusted EBITDA and AFFO for 2012.  Further, we have been

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able to achieve cost synergies associated with these acquisitions more quickly than we previously anticipated.  The strong second quarter results, together with our expectations for the second half of the year, allow us to increase our 2012 year-over-year Outlook for site rental revenue and Adjusted EBITDA growth to 13% and 17%, respectively."

OUTLOOK
This Outlook section contains forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to differ from the forward-looking statements herein is set forth below and in Crown Castle's filings with the Securities and Exchange Commission ("SEC").
The following Outlook table is based on current expectations and assumptions and assumes a US dollar to Australian dollar exchange rate of 1.0 US dollar to 1.0 Australian dollar for third quarter 2012 and 1.0 US dollar to 1.0 Australian dollar for the full year 2012 Outlook.
The following table sets forth Crown Castle's current Outlook for the third quarter 2012 and full year 2012:

(in millions, except per share amounts)	Third Quarter 2012	Full Year 2012
Site rental revenues	$530 to $535	$2,083 to $2,093
Site rental cost of operations	$130 to $135	$514 to $524
Site rental gross margin	$397 to $402	$1,561 to $1,571
Adjusted EBITDA	$387 to $392	$1,518 to $1,528
Interest expense and amortization of deferred financing costs(a)(b)	$143 to $147	$568 to $578
FFO	$191 to $231	$772 to $862
AFFO	$211 to $216	$847 to $857
Net income (loss)	$17 to $51	$206 to $281
Net income (loss) per share - diluted(c)	$0.06 to $0.18	$0.71 to $0.96

(a)	Inclusive of $25 million and $99 million, respectively, of non-cash expense.

(b)	Approximately $16 million and $65 million, respectively, of the total non-cash expense relates to the amortization of interest rate swaps, all of which has been cash settled in prior periods.

(c)	Represents net income (loss) per common share, based on 291.2 million diluted shares outstanding as of June 30, 2012.

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CONFERENCE CALL DETAILS
Crown Castle has scheduled a conference call for Thursday, July 26, 2012, at 10:30 a.m. eastern time. The conference call may be accessed by dialing 480-629-9818 and asking for the Crown Castle call at least 30 minutes prior to the start time. The conference call may also be accessed live over the Internet at http://investor.crowncastle.com. Any supplemental materials for the call will be posted on the Crown Castle website at http://investor.crowncastle.com.
A telephonic replay of the conference call will be available from 12:30 p.m. eastern time on Thursday, July 26, 2012, through 11:59 p.m. eastern time on August 2, 2012, and may be accessed by dialing 303-590-3030 using access code 4548993. An audio archive will also be available on the company's website at http://investor.crowncastle.com shortly after the call and will be accessible for approximately 90 days.
Crown Castle owns, operates and leases towers and other infrastructure, such as small cell solutions and third party land interests beneath towers, for wireless communications. Crown Castle offers significant wireless communications coverage to 92 of the top 100 US markets and to substantially all of the Australian population. Crown Castle owns, operates and manages over 22,000 and approximately 1,600 wireless communication sites in the US and Australia, respectively. For more information on Crown Castle, please visit www.crowncastle.com.

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Non-GAAP Financial Measures and Other Calculations

This press release includes presentations of Adjusted EBITDA, funds from operations and adjusted funds from operations, which are non-GAAP financial measures. These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles ("GAAP")). Each of the amounts included in the calculation of Adjusted EBITDA, FFO, and AFFO are computed in accordance with GAAP, with the exception of: (1) sustaining capital expenditures, which is not defined under GAAP and (2) our adjustment to the income tax provision in calculations of FFO and AFFO.

Our measures of Adjusted EBITDA, FFO and AFFO may not be comparable to similarly titled measures of other companies, including other companies in the tower sector or those reported by REITs. FFO and AFFO presented are not necessarily indicative of the operating results that would have been achieved had we converted to a REIT, nor are they necessarily indicative of future financial position or operating results. Our FFO and AFFO may not be comparable to those reported in accordance with National Association of Real Estate Investment Trusts, including as a result of our adjustment to the income tax provision to reflect our estimate of the cash taxes had we been a REIT.

Adjusted EBITDA, recurring cash flow, FFO and AFFO are presented as additional information because management believes these measures are useful indicators of the financial performance of our core businesses. In addition, Adjusted EBITDA is a measure of current financial performance used in our debt covenant calculations.

Adjusted EBITDA. Crown Castle defines Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, gains (losses) on retirements of long-term obligations , net gain (loss) on interest rate swaps, impairment of available-for-sale securities, interest income, other income (expense), benefit (provision) for income taxes, cumulative effect of change in accounting principle, income (loss) from discontinued operations and stock-based compensation expense.

Funds from operations. Crown Castle defines funds from operations as net income plus adjusted tax provision plus real estate deprecation, amortization and accretion.

Adjusted funds from operations. Crown Castle defines adjusted funds from operations as funds from operations before straight-line revenue, straight-line expense, stock-based compensation expense, non-real estate related depreciation, amortization and accretion, amortization of deferred financing costs, debt discounts and interest rate swaps, other (income) and expense, gain (loss) on retirement of long-term obligations, net gain (loss) on interest rate swaps, acquisition and integration costs, and asset-write down charges, less capital improvement capital expenditures and corporate capital expenditures.

Sustaining capital expenditures. Crown Castle defines sustaining capital expenditures as either (1) corporate related capital improvements, such as information technology equipment and office equipment or (2) capital improvements to tower sites that enable our customers' ongoing quiet enjoyment of the tower.

The tables set forth below reconcile these non-GAAP financial measures to comparable GAAP financial measures. The components in these tables may not sum to the total due to rounding.

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Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures:

Adjusted EBITDA for the three months ended June 30, 2012 and 2011 is computed as follows:

	For the Three Months Ended
	June 30, 2012	June 30, 2011
(in millions)
Net income (loss)	$117.1	$31.0
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	3.6	6.2
Acquisition and integration costs	7.5	0.5
Depreciation, amortization and accretion	152.5	138.2
Amortization of prepaid lease purchase price adjustments	3.9	—
Interest expense and amortization of deferred financing costs	144.9	126.5
Gains (losses) on retirement of long-term obligations	7.5	—
Interest income	(0.4)	(0.2)
Other income (expense)	2.2	4.1
Benefit (provision) for income taxes	(68.4)	5.8
Stock-based compensation expense	8.0	7.9
Adjusted EBITDA	$378.5	$319.9

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Other Calculations:

Adjusted EBITDA for the quarter ending September 30, 2012 and the year ending December 31, 2012 is forecasted as follows:

	Q3 2012	Full Year 2012
(in millions)	Outlook	Outlook
Net income (loss)	$17 to $51	$206 to $281
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$4 to $6	$12 to $22
Acquisition and integration costs	$3 to $4	$15 to $17
Depreciation, amortization and accretion	$151 to $156	$592 to $607
Amortization of prepaid lease purchase price adjustments	$3 to $5	$14 to $16
Interest expense and amortization of deferred financing costs(a)(b)	$143 to $147	$568 to $578
Gains (losses) on retirement of long-term obligations	$0 to $0	$15 to $15
Interest income	$(1) to $0	$(2) to $(1)
Other income (expense)	$0 to $2	$4 to $6
Benefit (provision) for income taxes	$22 to $32	$(16) to $7
Stock-based compensation expense	$16 to $18	$43 to $48
Adjusted EBITDA	$387 to $392	$1,518 to $1,528

(a)	Inclusive of approximately $25 million and $99 million, respectively, of non-cash expense.

(b)	Approximately $16 million and $65 million, respectively, of the total non-cash expense relates to the amortization of interest rate swaps, all of which has been cash settled in prior periods.

FFO and AFFO for the quarter ending September 30, 2012 and the year ending December 31, 2012 are forecasted as follows:

	Q3 2012	Full Year 2012
(in millions)	Outlook	Outlook
Net income	$17 to $51	$206 to $281
Adjusted tax provision (a)	$24 to $34	$(6) to $17
Real estate related depreciation, amortization and accretion	$145 to $148	$576 to $579
FFO	$191 to $231	$772 to $862

FFO (from above)	$191 to $231	$772 to $862
Straight-line revenue	$(60) to $(55)	$(205) to $(200)
Straight-line expense	$10 to $15	$49 to $53
Stock-based compensation expense	$16 to $18	$43 to $48
Non-real estate related depreciation, amortization and accretion	$6 to $8	$16 to $28
Amortization of deferred financing costs, debt discounts and interest rate swaps	$24 to $26	$95 to $100
Other (income) expense(b)	$2 to $3	$3 to $5
Gains (losses) on retirement of long-term obligations	—	$15 to $15
Acquisition and integration costs	$3 to $4	$15 to $17
Asset write-down charges	$4 to $6	$12 to $22
Capital improvement capital expenditures	$(4) to $(3)	$(16) to $(14)
Corporate capital expenditures	$(4) to $(3)	$(13) to $(10)
AFFO	$211 to $216	$847 to $857

(a)
Adjusts the income tax provision to reflect our estimate of the cash taxes had we been a REIT, which predominately relates to foreign taxes paid. As a result, income tax expense (benefit) is lower by the amount of the adjustment.

(b)	Primarily includes unrealized (gains) losses on foreign exchange.

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FFO and AFFO for the three months ended June 30, 2012 and 2011 are computed as follows:

	For the Three Months Ended
(in millions)	June 30, 2012	June 30, 2011
Net income	$117.1	$31.0
Adjusted tax provision (a)	(69.1)	4.9
Real estate related depreciation, amortization and accretion	147.3	132.8
FFO	$195.3	$168.8
Weighted average common shares outstanding — diluted	291.2	287.0
FFO per share	$0.67	$0.59

FFO (from above)	195.3	168.8
Straight-line revenue	(44.7)	(44.8)
Straight-line expense	13.1	10.6
Stock-based compensation expense	8.0	7.9
Non-real estate related depreciation, amortization and accretion	5.2	5.3
Amortization of deferred financing costs, debt discounts and interest rate swaps	24.3	25.7
Other (income) expense(b)	2.2	4.1
Losses (gains) on retirement of long-term obligations	7.5	—
Acquisition and integration costs	7.5	0.5
Asset write-down charges	3.6	6.2
Capital improvement capital expenditures	(4.0)	(2.6)
Corporate capital expenditures	(3.3)	(1.9)
AFFO	$214.8	$179.8
Weighted average common shares outstanding — diluted	291.2	287.0
AFFO per share	$0.74	$0.63

(a)
Adjusts the income tax provision to reflect our estimate of the cash taxes had we been a REIT, which predominately relates to foreign taxes paid. As a result, income tax expense (benefit) is lower by the amount of the adjustment.

(b)	Primarily includes unrealized (gains) losses on foreign exchange.

Other Calculations:

The components of interest expense and amortization of deferred financing costs for the three months ended June 30, 2012 and 2011 are as follows:

	For the Three Months Ended
(in millions)	June 30, 2012	June 30, 2011
Interest expense on debt obligations	$120.6	$100.8
Amortization of deferred financing costs	5.3	3.8
Amortization of adjustments on long-term debt	3.0	4.0
Amortization of interest rate swaps	16.3	18.0
Other, net	(0.2)	—
Interest expense and amortization of deferred financing costs	$144.9	$126.5

The components of interest expense and amortization of deferred financing costs for the quarter ending September 30, 2012 and the year ending December 31, 2012 are forecasted as follows:

	Q3 2012	Full Year 2012
(in millions)	Outlook	Outlook
Interest expense on debt obligations	$119 to $122	$473 to $478
Amortization of deferred financing costs	$5 to $6	$20 to $21
Amortization of adjustments on long-term debt	$3 to $4	$13 to $14
Amortization of interest rate swaps	$15 to $17	$64 to $67
Other, net	$(1) to $1	$0 to $(2)
Interest expense and amortization of deferred financing costs	$143 to $147	$568 to $578

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Debt balances and maturity dates as of June 30, 2012:

(in millions)	Face Value	Final Maturity
Revolver	$—	January 2017
Term Loan A	493.8	January 2017
Term Loan B	1,592.0	January 2019
9% Senior Notes Due 2015	829.6	January 2015
7.5% Senior Notes Due 2013	0.1	December 2013
7.75% Senior Secured Notes Due 2017	964.9	May 2017
7.125% Senior Notes Due 2019	500.0	November 2019
Senior Secured Notes, Series 2009-1(a)	207.5	Various
Senior Secured Tower Revenue Notes, Series 2010-1-2010-3(b)	1,900.0	Various
Senior Secured Tower Revenue Notes, Series 2010-4-2010-6(c)	1,550.0	Various
WCP Secured Wireless Site Contracts Revenue Notes, Series 2010-1(d)	317.3	November 2040
Capital Leases and Other Obligations	79.0	Various
Total Debt	$8,434.1
Less: Cash and Cash Equivalents(e)	$96.2
Net Debt	$8,337.9

(a)
The Senior Secured Notes, Series 2009-1 consist of $137.5 million of principal as of June 30, 2012 that amortizes during the period beginning January 2010 and ending in 2019, and $70.0 million of principal that amortizes during the period beginning in 2019 and ending in 2029.

(b)
The Senior Secured Tower Revenue Notes Series 2010-1, 2010-2 and 2010-3 have principal amounts of $300.0 million, $350.0 million, and $1,250.0 million with anticipated repayment dates of 2015, 2017, and 2020, respectively.

(c)
The Senior Secured Tower Revenue Notes Series 2010-4, 2010-5 and 2010-6 have principal amounts of $250.0 million, $300.0 million and $1,000.0 million with anticipated repayment dates of 2015, 2017 and 2020, respectively.

(d)
The WCP Secured Wireless Site Contracts Revenue Notes, Series 2010-1 ("WCP Securitized Notes") were assumed in connection with the WCP acquisition. If WCP Securitized Notes are not repaid in full by their anticipated repayment dates in 2015, the applicable interest rate increases by an additional approximately 5% per annum. If the WCP Securitized Notes are not repaid in full by their rapid amortization date of 2017, monthly principal payments commence.

(e)	Excludes restricted cash.

Sustaining capital expenditures for the three months ended June 30, 2012 and 2011 is computed as follows:

	For the Three Months Ended
(in millions)	June 30, 2012	June 30, 2011
Capital Expenditures	$94.6	$64.0
Less: Land purchases	29.1	30.5
Less: Tower improvements and other	30.4	19.4
Less: Construction of towers	27.9	9.6
Sustaining capital expenditures	$7.3	$4.5

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Cautionary Language Regarding Forward-Looking Statements
This press release contains forward-looking statements and information that are based on our management's current expectations. Such statements include, but are not limited to, plans, projections, Outlook and estimates regarding (i) the contribution and impact of the NextG acquisition, the assets acquired from WCP and the T-Mobile agreement referenced herein on our financial and operational results, (ii) currency exchange rates, (iii) site rental revenues, (iv) site rental cost of operations, (v) site rental gross margin, (vi) Adjusted EBITDA, (vii) interest expense and amortization of deferred financing costs, (viii) capital expenditures, (ix) FFO, (x) AFFO, (xi) net income (loss), including on a per share basis, and (xii) the utility of certain financial measures in analyzing our results. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including but not limited to prevailing market conditions and the following:

•
Our business depends on the demand for wireless communications and wireless infrastructure, and we may be adversely affected by any slowdown in such demand. Additionally, a reduction in carrier network investment may materially and adversely affect our business (including reducing demand for new tenant additions and network services).

•
A substantial portion of our revenues is derived from a small number of customers, and the loss, consolidation or financial instability of any of our limited number of customers may materially decrease revenues and reduce demand for our wireless infrastructure and network services.

•
Our substantial level of indebtedness could adversely affect our ability to react to changes in our business, and the terms of our debt instruments limit our ability to take a number of actions that our management might otherwise believe to be in our best interests. In addition, if we fail to comply with our covenants, our debt could be accelerated.

•
We have a substantial amount of indebtedness. In the event we do not repay or refinance such indebtedness, we could face substantial liquidity issues and might be required to issue equity securities or securities convertible into equity securities, or sell some of our assets to meet our debt payment obligations.

•	Sales or issuances of a substantial number of shares of our common stock may adversely affect the market price of our common stock.

•
As a result of competition in our industry, including from some competitors with significantly more resources or less debt than we have, we may find it more difficult to achieve favorable rental rates on our new or renewing customer contracts.

•
The business model for our small cell operations contains differences from our traditional site rental business, resulting in different operational risks. If we do not successfully operate that business model or identify and manage those operational risks, such operations may produce results that are less than anticipated.

•	New technologies may significantly reduce demand for our wireless infrastructure and negatively impact our revenues.

•	New wireless technologies may not deploy or be adopted by customers as rapidly or in the manner projected.

•	If we fail to retain rights to the land under our wireless infrastructure, including the land interests under our towers, our business may be adversely affected.

•	Our network services business has historically experienced significant volatility in demand, which reduces the predictability of our results.

•	If we fail to comply with laws and regulations which regulate our business and which may change at any time, we may be fined or even lose our right to conduct some of our business.

•
If radio frequency emissions from wireless handsets or equipment on our wireless infrastructure are demonstrated to cause negative health effects, potential future claims could adversely affect our operations, costs and revenues.

•
The expansion and development of our business, including through acquisitions, increased product offerings, and other strategic growth opportunities, may cause disruptions in our business, which may have an adverse effect on our business and financial results.

•
Certain provisions of our certificate of incorporation, bylaws and operative agreements and domestic and international competition laws may make it more difficult for a third party to acquire control of us or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.

•	We may be adversely affected by our exposure to changes in foreign currency exchange rates relating to our operations in Australia.

Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the SEC.

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CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED) (in thousands)

	June 30,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$96,175	$80,120
Restricted cash	275,948	252,368
Receivables, net	124,154	77,258
Deferred income tax assets	93,889	85,385
Prepaid expenses, deferred site rental receivables and other current assets, net	148,944	104,021
Total current assets	739,110	599,152
Deferred site rental receivables, net	736,225	621,103
Property and equipment, net	5,347,867	4,861,227
Goodwill	2,776,121	2,035,390
Other intangible assets, net	2,391,292	2,178,182
Long-term prepaid rent, deferred financing costs and other assets, net	607,061	250,042
	$12,597,676	$10,545,096

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$214,491	$202,351
Deferred revenues and below-market tenant leases	195,330	167,238
Current maturities of debt and other obligations	79,303	32,517
Total current liabilities	489,124	402,106
Debt and other long-term obligations	8,307,783	6,853,182
Deferred income tax liabilities	81,665	97,562
Below-market tenant leases, deferred ground lease payable and other liabilities	853,106	500,350
Total liabilities	9,731,678	7,853,200
Redeemable convertible preferred stock	—	305,032
CCIC Stockholders' equity	2,864,441	2,386,245
Noncontrolling interest	1,557	619
Total equity	2,865,998	2,386,864
	$12,597,676	$10,545,096

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CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) (in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net revenues:
Site rental	$517,588	$457,103	$1,015,117	$913,299
Network services and other	67,923	43,233	122,139	86,076
Total net revenues	585,511	500,336	1,137,256	999,375
Operating expenses:
Costs of operations (exclusive of depreciation, amortization and accretion):
Site rental	131,571	121,143	254,442	239,558
Network services and other	40,262	25,906	71,783	53,130
General and administrative	47,078	41,259	98,079	86,003
Asset write-down charges	3,646	6,205	6,690	10,606
Acquisition and integration costs	7,495	490	9,175	1,044
Depreciation, amortization and accretion	152,482	138,191	291,882	275,464
Total operating expenses	382,534	333,194	732,051	665,805
Operating income (loss)	202,977	167,142	405,205	333,570
Interest expense and amortization of deferred financing costs	(144,940)	(126,483)	(282,412)	(253,169)
Gains (losses) on retirement of long-term obligations	(7,518)	—	(14,586)	—
Net gain (loss) on interest rate swaps	—	—	—	—
Interest income	382	208	736	379
Other income (expense)	(2,249)	(4,098)	(3,326)	(4,704)
Income (loss) before income taxes	48,652	36,769	105,617	76,076
Benefit (provision) for income taxes	68,432	(5,755)	61,737	(4,938)
Net income (loss)	117,084	31,014	167,354	71,138
Less: Net income (loss) attributable to the noncontrolling interest	1,071	143	1,310	250
Net income (loss) attributable to CCIC stockholders	116,013	30,871	166,044	70,888
Dividends on preferred stock	—	(5,202)	(2,629)	(10,403)
Net income (loss) attributable to CCIC stockholders after deduction of dividends on preferred stock	$116,013	$25,669	$163,415	$60,485

Net income (loss) attributable to CCIC common stockholders, after deduction of dividends on preferred stock, per common share:
Basic	$0.40	$0.09	$0.57	$0.21
Diluted	$0.40	$0.09	$0.57	$0.21

Weighted average common shares outstanding (in thousands):
Basic	290,649	285,280	287,781	286,139
Diluted	291,203	287,026	289,029	288,215

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CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED) (in thousands)

	Six Months Ended June 30,
	2012	2011
Cash flows from operating activities:
Net income (loss)	$167,354	$71,138
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	291,882	275,464
Gains (losses) on retirement of long-term obligations	14,586	—
Amortization of deferred financing costs and other non-cash interest	48,780	51,482
Stock-based compensation expense	17,105	17,254
Asset write-down charges	6,690	10,606
Deferred income tax benefit (provision)	(65,544)	2,545
Other adjustments, net	(41)	4,309
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	(7,583)	(47,068)
Decrease (increase) in assets	(148,887)	(101,921)
Net cash provided by (used for) operating activities	324,342	283,809
Cash flows from investing activities:
Payments for acquisition of businesses, net of cash acquired	(1,199,316)	(12,375)
Capital expenditures	(159,697)	(116,690)
Other investing activities, net	1,188	829
Net cash provided by (used for) investing activities	(1,357,825)	(128,236)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	2,100,000	—
Proceeds from issuance of capital stock	238	757
Principal payments on debt and other long-term obligations	(34,744)	(16,792)
Purchases and redemptions of long-term debt	(699,486)	—
Purchases of capital stock	(35,673)	(192,563)
Borrowings under revolving credit facility	—	102,000
Payments under revolving credit facility	(251,000)	(71,000)
Payments for financing costs	(40,237)	(82)
Net decrease (increase) in restricted cash	12,620	27,088
Dividends on preferred stock	(2,481)	(9,939)
Net cash provided by (used for) financing activities	1,049,237	(160,531)
Effect of exchange rate changes on cash	301	543
Net increase (decrease) in cash and cash equivalents	16,055	(4,415)
Cash and cash equivalents at beginning of period	80,120	112,531
Cash and cash equivalents at end of period	$96,175	$108,116
Supplemental disclosure of cash flow information:
Interest paid	234,862	201,541
Income taxes paid	2,556	3,543

CROWN CASTLE INTERNATIONAL CORP.
Summary Fact Sheet
(dollars in millions)

	Quarter Ended
	9/30/2011			12/31/2011			3/31/2012			6/30/2012
	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC
Revenues
Site Rental	$441.1	$27.8	$468.9	$443.8	$27.6	$471.3	$468.1	$29.4	$497.5	$487.8	$29.8	$517.6
Services	40.9	4.1	45.0	43.0	5.2	48.1	47.0	7.2	54.2	62.0	5.9	67.9
Total Revenues	482.0	31.9	513.9	486.7	32.7	519.5	515.1	36.7	551.7	549.8	35.7	585.5

Operating Expenses
Site Rental	112.8	8.9	121.8	111.4	8.6	120.1	113.9	8.9	122.9	123.1	8.5	131.6
Services	22.7	2.4	25.1	25.8	3.0	28.8	26.8	4.7	31.5	36.8	3.4	40.3
Total Operating Expenses	135.6	11.3	146.8	137.3	11.6	148.9	140.7	13.6	154.4	159.9	11.9	171.8

General & Administrative	37.3	5.6	42.9	38.1	6.4	44.6	43.7	7.3	51.0	41.5	5.5	47.1

Add: Stock-Based Compensation	7.7	0.6	8.3	7.7	1.5	9.2	9.0	2.1	11.2	8.1	—	8.0
Add: Amortization of prepaid lease purchase price adjustments	—	—	—	—	—	—	2.5	—	2.5	3.9	—	3.9
Adjusted EBITDA	$316.8	$15.6	$332.4	$319.0	$16.2	$335.2	$342.3	$17.8	$360.1	$360.3	$18.2	$378.5

	Quarter Ended
	9/30/2011			12/31/2011			3/31/2012			6/30/2012
	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC
Gross Margins:
Site Rental	74%	68%	74%	75%	69%	75%	76%	70%	75%	75%	71%	75%
Services	44%	42%	44%	40%	42%	40%	43%	35%	42%	41%	42%	41%

Adjusted EBITDA	66%	49%	65%	66%	50%	65%	66%	49%	65%	66%	51%	65%

Reconciliation of Non-GAAP Financial Measure (Adjusted EBITDA) to GAAP Financial Measure:
dollars in millions

	Quarter Ended
	9/30/2011	12/31/2011	3/31/2012	6/30/2012
Net income (loss)	$51.4	$48.9	$50.3	$117.1
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	3.1	8.6	3.0	3.6
Acquisition and integration costs	0.6	1.6	1.7	7.5
Depreciation, amortization and accretion	138.5	139.0	139.4	152.5
Amortization of prepaid lease purchase price adjustments	—	—	2.5	3.9
Interest expense, amortization of deferred financing costs	127.1	127.3	137.5	144.9
Gains (losses) on retirement of long-term obligations	—	—	7.1	7.5
Interest income	(0.2)	(0.1)	(0.4)	(0.4)
Other income (expense)	0.7	0.1	1.1	2.2
Benefit (provision) for income taxes	2.8	0.6	6.7	(68.4)
Stock-based compensation	8.3	9.2	11.2	8.0
Adjusted EBITDA	$332.4	$335.2	$360.1	$378.5

Note: Components may not sum to total due to rounding.

CCI Fact Sheet
(dollars in millions)

	Quarter Ended
	6/30/2011		6/30/2012		% Change
CCUSA
Site Rental Revenues	$429.5		$487.8		14%
Ending Towers (a)	22,238		22,661		2%

CCAL
Site Rental Revenues	$27.6		$29.8		8%
Ending Towers (a)	1,596		1,654		4%

Total CCIC
Site Rental Revenues	$457.1		$517.6		13%
Ending Towers (a)	23,834		24,315		2%

Ending Cash and Cash Equivalents	$108.1	*	$96.2	*
Total Face Value of Debt	$6,897.1		$8,434.1
Net Debt	$6,789.0		$8,337.9

Net Leverage Ratios:(b)
Net Debt / Adjusted EBITDA	5.3X		5.5X
Last Quarter Annualized Adjusted EBITDA	$1,279.6		$1,514.1

*Excludes Restricted Cash
(a) Exclusive of DAS
(b) Based on Face Values

Note: Components may not sum to total due to rounding.